   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 2000
                                                       REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            PARADYNE NETWORKS, INC.
                            -----------------------
             (Exact name of registrant as specified in its charter)

                              --------------------

           DELAWARE                                              75-2658219
           --------                                              ----------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                            8545 126TH AVENUE NORTH
                              LARGO, FLORIDA 33773
                                 (727) 530-2000
              ---------------------------------------------------
              (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

    PARADYNE NETWORKS, INC. AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN
           PARADYNE NETWORKS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
           ---------------------------------------------------------
                           (Full title of the plans)

                              --------------------

                               PATRICK M. MURPHY
                            PARADYNE NETWORKS, INC.
                            8545 126TH AVENUE NORTH
                              LARGO, FLORIDA 33773
                                 (727) 530-2000
           ---------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
                                 BRYAN E. DAVIS
                               ALSTON & BIRD LLP
                              ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                             ATLANTA, GEORGIA 30309
                                 (404) 881-7000

                                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
      TITLE OF SECURITIES             AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM             AMOUNT OF
        TO BE REGISTERED             REGISTERED (1)    OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.001 par value        3,533,846 (2)          $24.59 (3)              $86,897,273.14 (3)           $22,940.88

-------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.001 par value        3,677,238 (4)          $21.94 (5)              $80,678,601.72 (5)           $21,299.15

-------------------------------------------------------------------------------------------------------------------------------


(1) An aggregate of 12,579,346 shares of Paradyne Networks, Inc. Common Stock have been reserved for issuance under the Paradyne Networks, Inc. Amended and Restated 1996 Equity Incentive Plan (the "EIP"). An aggregate of 1,631,738 shares of Paradyne Networks, Inc. Common Stock have been reserved for issuance under the Paradyne Networks, Inc. 1999 Employee Stock Purchase Plan (the "ESPP"). The Registrant has previously filed a Registration Statement on Form S-8 with respect to 4,992,507 shares issuable under the EIP and 1,000,000 shares issuable under the ESPP. This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions in the EIP and the ESPP.

(2)  Includes 3,533,846 shares subject to outstanding options under the EIP.

(3) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h), as determined by the weighted average exercise price for shares subject to outstanding options under the EIP.

(4) Includes 3,045,500 shares issuable upon the exercise of stock options that may be granted under the EIP and 631,738 shares issuable under the ESPP.

(5) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h), as determined by the average of the high and low prices quoted on the Nasdaq National Market on September 1, 2000.

===============================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant's Registration Statement on Form S-8 with respect to the EIP and the ESPP filed with the Securities and Exchange Commission on July 16, 1999 (File No. 333-83073) is hereby incorporated by reference.

ITEM 8.  EXHIBITS.

         The exhibits included as part of this Registration Statement are as follows:

Exhibit No.                   Exhibit

4.1*         Amended and Restated Certificate of Incorporation.

4.2**        Amended and Restated Bylaws.

5.1 Opinion of Alston & Bird LLP, counsel to the Registrant, as to the legality of the securities being registered.

23.1         Consent of Alston & Bird LLP.  Reference is made to Exhibit 5.1.

23.2 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants.

24.1         Power of Attorney is contained on the signature pages.


* Incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-76385), filed with the SEC on May 21, 1999.

** Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-76385), filed with the SEC on May 21, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, State of Florida, on this 8th day of September, 2000.

                                     PARADYNE NETWORKS, INC.


                                     By: /s/ Andrew S. May
                                        ---------------------------------------
                                             Andrew S. May
                                             Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW BY ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Andrew S. May and Patrick M. Murphy, and each or any one of them, as true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



     Signature                        Title                         Date
     ---------                        -----                         ----

/s/ Andrew S. May          Chief Executive Officer and        September 7, 2000
-----------------------    Director
    Andrew S. May          (Principal Executive Officer)




/s/ Patrick M. Murphy      Senior Vice President, Chief       September 8, 2000
-----------------------    Financial Officer, Corporate
    Patrick M. Murphy      Secretary and Treasurer
                           (Principal Financial Officer
                           and Principal Accounting Officer)

/s/ Thomas E. Epley        Chairman of the Board              September 6, 2000
-----------------------
    Thomas E. Epley



/s/ Keith B. Geeslin       Director                           September 6, 2000
-----------------------
    Keith B. Geeslin



/s/ David M. Stanton       Director                           September 6, 2000
-----------------------
    David M. Stanton